Rand Logistics, Inc.

RAND LOGISTICS REPORTS THIRD QUARTER FISCAL YEAR 2015 FINANCIAL RESULTS

Operating Income plus Depreciation, Amortization, Loss on Foreign Exchange and Lease Termination Expense Increased 15.2% to $15.1 million; up 20.7% on a Constant Currency Basis

New York, NY – February 4, 2015 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”) today announced its financial results for the fiscal year 2015 third quarter ended December 31, 2014.

Quarter Ended December 31, 2014 Versus
Quarter Ended December 31, 2013 Financial Results
•
Freight and related revenue (which excludes fuel and other surcharges) increased by 5.3% to $42.0 million from $39.9 million.  This increase was primarily attributable to an increase in tonnage carried, price increases, improvements in commodity mix and water levels and a higher percentage of time in revenue loaded condition, offset by a weaker Canadian dollar.  On a constant currency basis, freight and related revenue increased by 9.9% or $4.0 million.

•
Freight and related revenue per Sailing Day increased by 6.0%, or $1,733, to $30,834 from $29,101.  On a constant currency basis, freight and other related revenue per Sailing Day increased by 10.6% or $3,095.

•	Total revenue decreased by 1.7% to $49.1 million from $49.9 million.
•
Vessel operating expenses decreased by 8.9% to $29.8 million compared to $32.7 million.  This decrease was primarily due to improvements in certain of our operating metrics, a reduction in fuel expenses and the weaker Canadian dollar.  Vessel operating expenses per Sailing Day decreased by 8.3% to $21,929 from $23,901.  On a constant currency basis, vessel operating expenses per Sailing Day decreased 4.0% or $961.

•
The Company exercised its right to terminate the Bareboat Charter Agreement related to the McKee Sons barge.  In conjunction with exercising this right, the Company recorded a $2.7 million loss on the termination of the agreement, including the write-off of $1.5 million of vessel leasehold improvements.

•
Operating income plus depreciation, amortization, loss on foreign exchange, and lease termination expense was $15.1 million, an increase of 15.2%, or $2.0 million, from $13.1 million.  On a constant currency basis, this measure increased by 20.7% or $2.7 million.

Nine Months Ended December 31, 2014 Versus
Nine Months Ended December 31, 2013 Financial Results
•
Total Sailing Days were 3,850 compared to 3,918 in the prior year and a theoretical maximum of 4,125.  The year-over-year decline was primarily due to adverse weather conditions on the Great Lakes that caused the loss of 195 Sailing Days at the start of the 2014 sailing season.

•	Freight and related revenue (which excludes fuel and other surcharges) increased by 1.8% to $124.7 million. On a constant currency basis, freight and related revenue increased by 5.3% or $6.5 million.
•	Freight and related revenue per Sailing Day increased by 3.6% to $32,384 compared to $31,248. On a constant currency basis, freight and related revenue per Sailing Day increased 7.2% or $2,248.
•	Total revenue declined by 1.5% to $146.6 million from $148.8 million.
•
Vessel operating expenses decreased by 5.7% to $91.5 million from $97.0 million.  This decrease was primarily due to improvements in certain of our operating metrics, fewer Sailing Days, a reduction in fuel expenses and a weaker Canadian dollar, partially offset by increased costs due to inefficient operations at the start of the 2014 sailing season.  Vessel operating expenses per Sailing Day declined by 4.1%, or $1,004, to $23,762 from $24,766.  On a constant currency basis, vessel operating expenses per Sailing Day decreased by 0.5% or $132.

•
Operating income plus depreciation, amortization, loss on foreign exchange, and lease termination expense increased by 7.1%, or $2.9 million, to $43.6 million from $40.7 million.  On a constant currency basis, this measure increased by 10.8% or $4.4 million.

•	Net income per share on a fully diluted basis increased to $0.60 from $0.16 in the year ago period.

Rand Logistics Third Quarter Fiscal 2015 Financial Results
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Management Comments
“Our operating performance in the third quarter continued to benefit from broadening strength for the commodities that we carry, an improved commodity mix, a 39 day reduction in Delay Days, more efficient trade patterns and the movement of more cargo per trip due to higher water levels,” commented Ed Levy, President and CEO of Rand.  “We operated our fleet at a 98.6% utilization rate in the quarter and vessel margin per Sailing Day, excluding the impact of currency change, increased by 22.1%.  On that same constant currency basis, our year-to-date vessel margin per Sailing Day is up 12.8%.”

Mr. Levy continued, “Our success in rebalancing our commodity mix for the 2014 sailing season and the continued improvement in our key operating and reliability metrics have positively impacted our percentage of time in revenue loaded condition.  However, the benefit on our year-to-date profitability has been tempered by $1.5 million due to the weaker Canadian dollar as well as adverse weather conditions in April through mid-May of this sailing season.  As previously disclosed, as a result of these weather conditions, our operating income plus depreciation, amortization and loss on foreign currency was $3.0 million less in April 2014 than in April 2013.”

Conference Call
Management will host a conference call to discuss these results at 8:30 a.m. EST on Thursday, February 5, 2015.  Interested parties may participate in the conference call by dialing 888-430-8705 (719-325-2452 for international callers), and using Conference ID# 1275016.  The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.

A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html and will be archived for 12 months.  A replay will also be available until June 5, 2015 by dialing 877-870-5176 (858-384-5517 for international callers), and using Conference ID# 1275016.

Non-GAAP Financial Measures/Financial Tables
This press release contains certain non-GAAP financial measures.  Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and eleven self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of an economic downturn in certain of our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

Rand Logistics Third Quarter Fiscal 2015 Financial Results
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For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2014.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Executive Vice Chairman Edward Levy, President and CEO (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: Cameron Associates Alison Ziegler (212) 554-5469 alison@cameronassoc.com

--financial tables to follow—

Rand Logistics Third Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended		Nine months ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
REVENUE
Freight and related revenue	$41,965	$39,868	$124,680	$122,428
Fuel and other surcharges	6,482	8,871	21,346	25,253
Outside voyage charter revenue	618	1,160	618	1,160
TOTAL REVENUE	49,065	49,899	146,644	148,841

EXPENSES
Outside voyage charter fees	605	1,060	605	1,060
Vessel operating expenses	29,846	32,744	91,485	97,035
Repairs and maintenance	60	77	1,237	1,012
General and administrative	3,498	2,947	9,697	9,023
Depreciation	4,613	4,264	13,983	12,844
Amortization of drydock costs	836	822	2,548	2,489
Amortization of intangibles	300	317	916	958
Loss (gain) on foreign exchange	290	(6)	753	54
Loss on termination of vessel lease	2,660	—	2,660	—
	42,708	42,225	123,884	124,475
OPERATING INCOME	6,357	7,674	22,760	24,366

OTHER (INCOME) AND EXPENSES
Interest expense	3,359	2,215	10,823	6,949
Interest income	(3)	(3)	(7)	(6)
	3,356	2,212	10,816	6,943

INCOME BEFORE INCOME TAXES	3,001	5,462	11,944	17,423
PROVISION (RECOVERY) FOR INCOME TAXES
Current	—	—	—	—
Deferred	(1,259)	3,781	(211)	11,949
	(1,259)	3,781	(211)	11,949
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS	4,260	1,681	12,155	5,474
PREFERRED STOCK DIVIDENDS	291	906	872	2,639
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$3,969	$775	$11,283	$2,835

Net income per share basic	$0.22	$0.04	$0.63	$0.16
Net income per share diluted	$0.21	$0.04	$0.60	$0.16
Weighted average shares basic	18,010,533	17,925,180	17,982,520	17,906,998
Weighted average shares diluted	20,429,888	17,925,180	20,406,998	17,906,998

Rand Logistics Third Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	December 31, 2014	March 31, 2014
ASSETS
CURRENT
Cash and cash equivalents	$5,674	$2,602
Accounts receivable	16,554	2,629
Income taxes receivable	96	96
Loan to employee	—	250
Prepaid expenses and other current assets	7,138	7,344
Deferred income taxes	121	121
Total current assets	29,583	13,042

PROPERTY AND EQUIPMENT, NET	206,962	215,487
OTHER ASSETS	680	730
DEFERRED DRYDOCK COSTS, NET	7,997	9,321
INTANGIBLE ASSETS, NET	13,926	16,233
GOODWILL	10,193	10,193

Total assets	$269,341	$265,006
LIABILITIES
CURRENT
Bank indebtedness	$2,862	$—
Accounts payable	8,512	11,792
Accrued liabilities	6,335	7,956
Income taxes payable	—	100
Deferred income taxes	33	35
Current portion of deferred payment liability	527	499
Current portion of long-term debt	1,026	787
Total current liabilities	19,295	21,169
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	702	1,100
LONG-TERM DEBT	101,015	104,103
SUBORDINATED DEBT	72,500	72,500
OTHER LIABILITIES	—	253
DEFERRED INCOME TAXES	4,683	5,134

Total liabilities	198,195	204,259
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares	14,900	14,900
Common stock, $.0001 par value,
Authorized 50,000,000 shares, Issuable and outstanding 18,015,084 shares	1	1
Additional paid-in capital	90,077	89,486
Accumulated deficit	(29,101)	(40,277)
Accumulated other comprehensive income	(4,731)	(3,363)

Total stockholders’ equity	71,146	60,747

Total liabilities and stockholders’ equity	$269,341	$265,006

Rand Logistics Third Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Non-GAAP Financial Measures / Financial Tables
(U.S. Dollars 000’s except per day statistics)

	FY2015 - Q3

	FY2015 Actual	FY2014 Actual	Increase/(Decrease)		FX Impact (Unfavorable)/Favorable	Constant Currency Increase/(Decrease) 1
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	$0.881	$0.953

Sailing Days	1,361	1,370	(9)	(0.7%)

Financial Highlights (US$ '000s)
Freight and related revenue	$41,965	$39,868	$2,097	5.3%	($1,853)	$3,950	9.9%

Total Revenue	$49,065	$49,899	($834)	(1.7%)	($2,296)	$1,462	2.9%

Vessel Margin	$18,554	$16,018	$2,536	15.8%	($871)	$3,407	21.3%

General & Admin Expense	$3,498	$2,947	$551	18.7%	($146)	$697	23.7%

Operating income plus depreciation, amortization of drydock costs, amortization of intangibles, loss (gain) on foreign exchange and loss on termination of vessel lease 2	$15,056	$13,071	$1,985	15.2%	($725)	$2,710	20.7%

Per Day Statistics
Freight and related revenue/Day	$30,834	$29,101	$1,733	6.0%	($1,362)	$3,095	10.6%

Total Revenue/Day	$36,051	$36,423	($372)	(1.0%)	($1,687)	$1,315	3.6%

Vessel Margin/Day	$13,633	$11,692	$1,941	16.6%	($638)	$2,579	22.1%

Non-GAAP Reconciliation (US$ '000s)

Vessel margin	$18,554	$16,018
General & Admin Expense	$3,498	$2,947

Operating income plus depreciation, amortization of drydock costs, amortization of intangibles, loss (gain) on foreign exchange and loss on termination of vessel lease 2	$15,056	$13,071
Loss (gain) on foreign exchange 2	$290	($6)
Loss on termination of vessel lease	$2,660	$0
Depreciation, Amortization of Drydock & Intangibles	$5,749	$5,403
Operating Income	$6,357	$7,674

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Loss (gain) on foreign exchange during the three month period ended December 31, 2014 was primarily a non-cash loss on translation of approximately $34.2 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary.

Rand Logistics Third Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Non-GAAP Financial Measures / Financial Tables
(U.S. Dollars 000’s except per day statistics)

	FY2015 - Dec 2014 YTD

	FY2015 Actual	FY2014 Actual	Increase/(Decrease)		FX Impact (Unfavorable)/Favorable	Constant Currency Increase/(Decrease) 1
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.905	0.964

Sailing Days	3,850	3,918	(68)	(1.7%)

Financial Highlights (US$ '000s)
Freight and related revenue	$124,680	$122,428	$2,252	1.8%	($4,277)	$6,529	5.3%

Total Revenue	$146,644	$148,841	($2,197)	(1.5%)	($5,279)	$3,082	2.1%

Vessel Margin	$53,317	$49,734	$3,583	7.2%	($1,804)	$5,387	10.8%

General & Admin Expense	$9,697	$9,023	$674	7.5%	($324)	$998	11.1%

Operating income plus depreciation, amortization of drydock costs, amortization of intangibles, loss (gain) on foreign exchange and loss on termination of vessel lease 2	$43,620	$40,711	$2,909	7.1%	($1,483)	$4,392	10.8%

Per Day Statistics
Freight and related revenue/Day	$32,384	$31,248	$1,136	3.6%	($1,112)	$2,248	7.2%

Total Revenue/Day	$38,089	$37,989	$100	0.3%	($1,372)	$1,472	3.9%

Vessel Margin/Day	$13,849	$12,694	$1,155	9.1%	($468)	$1,623	12.8%

Non-GAAP Reconciliation (US$ '000s)

Vessel margin	$53,317	$49,734
General & Admin Expense	$9,697	$9,023

Operating income plus depreciation, amortization of drydock costs, amortization of intangibles, loss (gain) on foreign exchange and loss on termination of vessel lease 2	$43,620	$40,711
Loss (Gain) on foreign exchange	$753	$54
Loss on termination of vessel lease	$2,660	$0
Depreciation, Amortization of Drydock & Intangibles	$17,447	$16,291
Operating Income	$22,760	$24,366

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Our results for the nine month period ended December 31, 2014 reflect the effects of the harshest winter experienced on the Great Lakes in approximately thirty years and the resultant late start of the 2014 sailing season. Operating income plus depreciation, amortization of drydock costs, amortization of intangibles and loss on foreign exchange was $3.0 million lower in April 2014 than in April 2013.

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